EXHIBIT 23.01

                               CONSENT OF COUNSEL

We consent to the references to our firm under the captions "Federal Income Tax Consequences" and "Legal Matters" in Post-Effective Amendment No. 2 to the Form S-1 Registration Statement (Reg. No. 333-9898) as filed with the United States Securities Exchange Commission on or about September 21, 2000 and the related Prospectus of Kenmar Global Trust.




                                                                 Sidley & Austin


September 21, 2000